Exhibit 99.1

TERMINATION AGREEMENT
(CFS ALTERNATIVE LOAN PROGRAM)

This Termination Agreement (“Agreement”) is entered into effective as of the 1st day of May, 2006, by and among the following parties:

•                  Charter One Bank, N.A., a national bank organized under the laws of the United States and having a principal office located at 1215 Superior Avenue, Cleveland, Ohio 44114 (the “Lender”);

•                  The First Marblehead Corporation, a Delaware corporation having a principal place of business at 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157 (“FMC”);

•                  Collegiate Funding Services L.L.C., a limited liability company organized under Virginia law and having a principal office at 100 Riverside Parkway, Fredericksburg, VA 22406 (“Marketer”);

•                  The Education Resources Institute, Inc., a private non-profit corporation organized under Chapter 180 of the Massachusetts General Laws with its principal place of business at 31 St. James Avenue, 6th Floor, Boston, MA 02116 (“TERI”); and

•                  U.S. Bank National Association, a national banking association organized under the laws of the United States having a place of business located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110 (“U.S. Bank”); and

is made with respect to the following agreements, all as previously amended, herein referred to collectively with their respective exhibits and attachments, as the “Program Agreements”:

•                  Guaranty Agreement between Lender and TERI dated May 15, 2002, as amended by the Amendment to Program Agreements by and among FMC, Lender and TERI dated May 1, 2003 (the “First Amendment”), Fifth Amendment to Program Agreements by and among FMC, Lender and TERI dated March 1, 2004 (the “Fifth Amendment”), and Sixth Amendment to Program Agreements by and among FMC, Lender and TERI dated May 1, 2005 (the “Sixth Amendment”) (as amended, the “Guaranty Agreement”);

•                  Loan Origination Agreement between Lender and TERI dated May 15, 2002, as amended by the First Amendment, Fifth Amendment and Sixth Amendment ( as amended, the “Loan Origination Agreement”);

•                  Marketing Agreement among Marketer, FMC and Lender dated May 15, 2002 as amended by the Amendment to Referral Marketing Agreement by and among Marketer, FMC and Lender dated May 15, 2002, Amendment to Referral Marketing Agreement by and among Marketer, FMC and Lender dated May 1, 2003, Third Amendment to Referral Marketing Agreement by and among Marketer, FMC and Lender dated February 1, 2005 and Fourth Amendment to Referral Marketing Agreement dated August 20, 2005 (as amended, the “Referral Marketing Agreement”); and

•                  Note Purchase Agreement between FMC and the Lender dated May 15, 2002, as amended by the Amendment to Note Purchase Agreement by and between FMC and Lender dated May 15, 2002, Second Amendment to Note Purchase Agreement by and between FMC and Lender dated December 6, 2002, First Amendment, Fifth Amendment, Third Amendment to Note Purchase Agreement dated February 1, 2005 and Sixth Amendment (as amended, the “Note Purchase Agreement”); and

•                  Deposit and Security Agreement among TERI, the Lender, FMC, and U.S. Bank (under the name of State Street Bank and Trust Company, predecessor in interest to U.S. Bank), dated May 15, 2002, as superseded by a Control Agreement among the Lender, FMC, and U.S. Bank dated March 1, 2004, and a Security Agreement between the Lender and TERI dated March 1, 2004;

Capitalized terms used herein without definition shall have the meanings set forth for such terms in the Guaranty Agreement, as amended, or other Program Agreement, to the extent not defined in the Guaranty Agreement.

WHEREAS, pursuant to the Program Agreements, TERI is providing, and has previously provided, loan guarantees and origination services for Program Loans and FMC has agreed to purchase, and has purchased, Program Loans under certain terms and conditions; and

WHEREAS, pursuant to the Program Agreements, Bank has, as the lender of record, provided funding for Program Loans and has sold such Program Loans into Securitization Transactions facilitated by FMC; and

WHEREAS, pursuant to the Program Agreements, Marketer has provided marketing services related to the promotion of Program Loans; and

WHEREAS, the parties desire to terminate the Program Agreements and establish a process for the wind-down of the Program; and

NOW, THEREFORE, in consideration of the covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Termination Date; Effect Thereof. “Termination Date” means May 1, 2006, which shall be the date on which TERI will cease accepting applications for Program Loans. As of the close of business on the day immediately preceding the Termination Date, TERI shall close the application channels for Program Loans and shall accept no new applications for Program Loans. Notwithstanding the foregoing or any other term of this Agreement (i) applications for Program Loans that are pending as of the Termination Date will be originated, underwritten, guaranteed, and disbursed, as part of the Program under the terms and conditions of, and shall be governed by, the Program Agreements,

(ii) the legal commitments of any party hereunder made to another party hereunder with respect to Program Loans originated, underwritten, guaranteed or disbursed prior to the Termination Date pursuant to the Program Agreements shall remain in full force and effect until fulfilled, and (iii) the legal commitments of any party hereunder made to borrowers or applicants prior to the Termination Date pursuant to the terms of the Program Agreements shall remain in full force and effect until fulfilled (collectively, the “Continuing Obligations”).

2.         Termination of Agreements; Continuing Obligations. The parties agree that, with respect to each of the respective Program Agreements to which it is a party, the Program Agreements shall, subject to the Continuing Obligations, terminate as of the Termination Date, notwithstanding anything in the Program Agreements that would preclude such termination or require written notice thereof; provided, however, that the parties to the Control Agreement and Security Agreement intend and agree that those two agreements shall terminate only with respect to Program Loans and only under the terms and conditions set forth in Section 9 of the Control Agreement and Section 7 of the Security Agreement.

3. It is further understood and agreed that duties and obligations contained within the particular Program Agreements specified in this Paragraph 3 that by their terms survive termination of the Program Agreements shall, except as otherwise expressly provided herein, continue as set forth in the particular specified Program Agreement, including, but without limitation, the following sections of the specified Program Agreements: Sections 2.8, 5.2, 7.4 and 8 of the Guaranty Agreement (except that TERI hereby waives its right in Section 7.4 to terminate its obligation to assume the guaranty of all or any subset of otherwise qualifying Loans as to which a commitment to lend is made by additional notice to the Lender received not less than thirty (30) days prior to the effective date of termination), Sections 5, 6, 7, 8, 9, 11.a (solely with respect to the last sentence thereof) and 11.e of the Loan Origination Agreement, Articles V, VI, VIII and IX, and Section 10.01(d)(2), (3), and (4) of the Note Purchase Agreement (except as otherwise set forth herein). It is specifically agreed between the Lender and FMC, as set forth in Section 10.01(d)(2) referred to above, that the Note Purchase Agreement shall continue in full force and effect with respect to Program Loans until the expiration of the Option Period of all Loans guaranteed pursuant to the Guaranty Agreement, and FMC or a designee Purchaser Trust has the right to purchase any Program Loans, on the terms set forth in the Note Purchase Agreement, until the end of the Option Period with respect to such Loans (all terms in this sentence not otherwise defined herein shall have the meanings given to them in the Note Purchase Agreement).

4. FMC and the Lender agree that the terms of this Agreement satisfies the requirement in Section 10.01(d)(4) of the Note Purchase Agreement that the parties “meet to develop a transition plan to deal with applications and approved loans that have not been fully processed and/or funded.” In addition, FMC and the Lender waive the requirements in Section 10.01(d)(4) of the Note Purchase Agreement that “Program Lender . . . continue to process applications until an agreed date not later than 30 days before the effective date of termination, approvals shall cease to be granted on an agreed date not later than

15 days before termination, and loan disbursements shall be completed not later than 90 days after termination.” Instead, the terms of this Agreement shall govern the processing and completion of applications for Program Loans.

5. With respect to the Referral Marketing Agreement, only the following Sections shall, as provided in this Paragraph 5, survive the termination of the Referral Marketing Agreement contemplated by this Agreement: (i) Article III; (ii) Article VI; (iii) Article VIII; and (iv) Article IX, but solely with respect to matters which are asserted by parties other than the parties to this Agreement. Additionally, Marketer, FMC, and the Lender each acknowledges and agrees that: (i) although under Section 10.03 of the Referral Marketing Agreement Marketer is under no obligation to retrieve Marketing Materials that have already been provided to schools or to others, applications for Program Loans will not be accepted under the Program Agreements after the Termination Date, and therefore, there shall be no Referral Loan (as that term are defined in the Referral Marketing Agreement, as amended) funded by Bank under the Program Agreements for any Referral Loan application received after the close of business on the day immediately preceding the Termination Date; and (ii) notwithstanding the termination (as a result of this Agreement) of the Service Mark License granted pursuant to Section 5.01 of the Referral Marketing Agreement in favor of Marketer, Marketer shall not be deemed to be in violation of this Agreement or the Referral Marketing Agreement, and such termination shall not impose any liability whatsoever on Marketer, by virtue of the use of the Service Marks in Marketing Materials that had been distributed to schools or others prior to the Termination Date.

6 (a)    The person signing this Agreement on a party’s behalf represents and warrants that he or she has the authority to do so and to enter into the agreements set forth herein on behalf of such party.

(b) Each party hereto acknowledges the adequacy and sufficiency of the consideration for this Agreement and each party waives any right to contest the enforcement or validity of this Agreement based on any claim or defense of lack of consideration.

(c) Each party hereto agrees to execute and deliver any and all further documents, and to perform such other acts, as may be reasonably necessary or expedient to carry out and make effective this Agreement.

(d) This Agreement may be executed in counterparts, and each such counterpart shall be deemed an original hereof. Accordingly, this Agreement shall become binding, notwithstanding the execution of separate originals, one by each of the parties hereto. Signatures hereto exchanged by facsimile shall be binding for all purposes.

(e) That each and every provision of this Agreement shall be deemed to have been simultaneously drafted by all parties, and no laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to the interpretation or enforcement of this Agreement.

(f) This Agreement sets forth the entire agreement and understanding between the parties hereto as to the termination of the Program Agreements and supersedes all prior and contemporaneous communications between them, both written and oral, related to such subject matter.

(g) No breach of any provision hereof can be waived unless in writing. Waiver of any one breach of any provisions hereof shall not be deemed to be a waiver of any other breach of the same or other provisions hereof. This Agreement may be amended or modified only in writing signed by the parties to which such modification relates and shall bind only the signing parties .

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The parties hereto have caused this Agreement to be executed by their respective officers, being first duly authorized, as of the day and year first above written.

THE EDUCATION RESOURCES INSTITUTE, INC.

By:	/s/ WILLIAM DAVIDSON
Name:	William Davidson
Title:	Chief Financial Officer

CHARTER ONE BANK, N.A.

By:	/s/ MICHAEL MCFARLANE
Name:	Michael McFarlane
Title:	Senior Vice President

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ SANDRA STARK
Name:	Sandra Stark
Title:	Executive Vice President

COLLEGIATE FUNDING SERVICES, L.L.C.

By:	/s/ W. CLARK MCGHEE
Name:	W. Clark McGhee
Title:	Executive Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ VANETA BERNARD
Name:	Vaneta Bernard
Title:	Vice President